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                                  EXHIBIT 23.1


               Consent of Independent Certified Public Accountants


To the Board of Directors
       Professional Veterinary Products, Ltd.


       We have issued our reports dated October 14, 2002 and June 10, 2003 accompanying the financial statements of Professional Veterinary Products, Ltd. contained in Post-Effective Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




                               /s/ Quick & McFarlin, P.C.
                             -----------------------------------------
                             Quick & McFarlin, P.C.


August 29, 2003